Exhibit 99.3
Consent to be Named as a Director Nominee
Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-4 of A Paradise Acquisition Corp. (the “Registrant”), and all amendment or supplements thereto (the “Registration Statement”), as a nominee to the board of directors of the Registrant, and to the filing of this consent as an exhibit to the Registration Statement.

/s/ Maximilian Martin
Maximilian Martin
Date: February 12, 2026